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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in and the incorporation by reference in this Registration Statement on Form F-3 of SBS Broadcasting S.A. of our report dated February 4, 2003, relating to the financial statements of TVN Sp. z o.o., which appears in the SBS Broadcasting S.A. Registration Statement on Form F-3 and in the SBS Broadcasting S.A. Annual Report on Form 20-F/A for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers Sp. z o.o.

Warsaw, Poland
May 30, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS